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FIRST SECURITY GROUP, INC.


                                                 News Release


Today's Date:       March 14, 2001
Release Time:       11:00 A.M.


For more information contact:                     Rodger B. Holley
                                                  President/
                                                  Chief Executive Officer
                                                  First Security Group, Inc.
                                                  (423) 308-2080


      FIRST SECURITY GROUP, INC. AND FIRST STATE BANK ANNOUNCE AFFILIATION


         Chattanooga, Tennessee -- First Security Group, Inc. ("FSG"), a bank holding company with banking operations in East Tennessee and North Georgia, has agreed to acquire First State Bank, Maynardville, Tennessee ("First State"). The Acquisition Agreement provides that First State shareholders will receive $191.60 cash per share of First State common stock.

         Maxine McManus, Chairman of First State said, "We are pleased to have found an attractive partner with FSG who shares our community service philosophy and will retain current management to serve our customers and community."

         William H. Snyder, Jr., President and CEO of First State added, "We could not be more excited about this affiliation with FSG. The increased resources of the combined organizations will allow us to offer customers a wider variety of services and greater technological capabilities."

         First State Bank has total assets of $44 million and shareholders' equity of approximately $6 million and operates two banking offices in Union County, Tennessee. First Security Group has consolidated assets of approximately $362 million and consolidated shareholders' equity of $39.3 million. FSG's community bank subsidiaries are Frontier Bank, Chattanooga, Tennessee including its First Security Bank division that operates banking offices in McMinn, Monroe and Loudon Counties, Tennessee, and Dalton Whitfield Bank, Dalton, Georgia. The FSG banks have 12 full service banking offices along the Interstate 75 corridor of east Tennessee and north Georgia.

         Rodger Holley, President and CEO of FSG, said "Both FSG and First State are committed to the highest quality customer service that we believe community banks can
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best deliver. First State is recognized as a strong competitor, a customer-first, employee conscious, community bank with a long tradition. FSG is committed to continuing that heritage and building on its foundation. As with all our affiliates, First State management will continue to make the decisions locally in order to give their customers exemplary personalized service. At the same time, First State will benefit from the resources we offer, such as greater capital, a diverse product line and state of the art technology. We expect the transaction to be accretive to our earnings in the first full year of combined operations."

         The transaction is subject to approval by the shareholders of First State Bank and the appropriate regulatory authorities, and is expected to be finalized in the second quarter of 2002. Professional Bank Services served as the financial adviser to First State. The Carson Medlin Company is advising FSG in the transaction.

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         This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of First Security Group, Inc. ("FSG" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

         You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "project", "may", "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions including those underlying the establishment of reserves for possible loan losses, and the risks and related costs, of integrating operations as part of acquisition transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions
         .
All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by this Cautionary Notice